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                                                     Registration No. 333-98959
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           MILLER EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                  38-3379776
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)


                             3104 LOGAN VALLEY ROAD
                       TRAVERSE CITY, MICHIGAN 49685-0348
                    (Address of Principal Executive Offices)

                           MILLER EXPLORATION COMPANY
                        AMENDED EQUITY COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                DEANNA L. CANNON
                           MILLER EXPLORATION COMPANY
                             3104 LOGAN VALLEY ROAD
                       TRAVERSE CITY, MICHIGAN 49685-0348
                     (Name and address of agent for service)

                            TELEPHONE: (231) 941-0004
          (Telephone number, including area code, of agent for service)

                        Copies of All Communications to:

                                MARK EARLY, ESQ.
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                               DALLAS, TEXAS 75201
                            TELEPHONE: (214) 220-7700


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                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 relates to 110,000 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock"), of Miller Exploration Company, a Delaware corporation (the "Company"), registered by the Company on the registration statements on Form S-8 (Nos. 333-70247, 333-58678 and 333-98959), filed with the Securities and Exchange Commission (the "SEC") on January 7, 1999, April 11, 2001, and August 30, 2002, respectively (collectively, the "Registration Statements"), pursuant to the Company's First Equity Compensation Plan for Non-Employee Directors.

         On December 4, 2003, the Company filed a Form 15 with the SEC terminating its registration under Section 12(g) and Section 15(d) of the Securities Exchange Act of 1934 and has previously notified the National Association of Securities Dealers, Inc. that it is delisting its Common Stock from the SmallCap National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statements is being filed to deregister, as of the date hereof, all of the Shares that remain unsold under the Registration Statement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 and Rule 478(a)(1) thereunder the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on December 4, 2003.

                                           MILLER EXPLORATION COMPANY



                                           By: /S/ DEANNA L. CANNON
                                               ---------------------------------
                                                      Deanna L. Cannon
                                               Chief Financial Officer and
                                                         Secretary

Date: December 4, 2003